UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2022

RUTH’S HOSPITALITY GROUP, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-51485	72-1060618
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 W. Canton Avenue, Ste. 100 Winter Park, FL		32789
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (407) 333-7440

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RUTH	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2022, the Board of Directors (the “Board”) of Ruth’s Hospitality Group, Inc. (the “Company”) appointed Kristy Chipman as the Company’s Chief Operating Officer, in addition to her role as Executive Vice President, Chief Financial Officer and Principal Accounting Officer. Ms. Chipman joined the Company as its Executive Vice President, Chief Financial Officer and Principal Accounting Officer in November 2020.  In connection with Ms. Chipman’s combined role as Chief Financial Officer and Chief Operating Officer and as part of an overall compensation review and evaluation, the Compensation Committee of the Board recommended, and the Board approved, an increase in Ms. Chipman’s base salary to $550,000 per year.  Biographical and other information specified in Item 5.02(c)(2) of Form 8-K regarding Ms. Chipman has been disclosed by the Company in its Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 16, 2021, which information is incorporated herein by reference.

Cheryl Henry, Chief Executive Officer, President, and Chairperson of the Company stated, “Kristy has proven to be an invaluable part of the team, and given her skillset, knowledge and leadership capabilities, both management and the Board of Directors are thrilled to add the Chief Operating Officer title to her responsibilities.  We look forward to having Kristy as an increasingly important part of our senior leadership team as we execute against our plan in 2022 and beyond.”

Additionally, as part of the Company’s focus on continued unit growth and expansion, on December 13, 2021, the Company appointed Robert Miles as its Vice President of Development.  Mr. Miles is a seasoned commercial real estate developer and leader with over thirty years of experience with brands such as J. Alexander’s, Olive Garden, Brio Tuscan Grill, and Stoney River Steakhouse & Grill.

Item 7.01. Regulation FD Disclosure

Ruth’s Hospitality Group, Inc. will meet with investors and analysts at the virtual ICR Conference on January 10 – 12, 2022 and at the virtual Jefferies 11th Annual Winter Consumer Summit on January 23 – 25, 2022.  During these meetings, management expects to present a corporate overview and financial highlights.  A copy of the presentation, substantially in the form expected to be used in such meetings, is furnished herewith as Exhibit 99.1. During these meetings, the Company plans to share the following information with investors and analysts.

On January 6, 2022, the Company’s Board of Directors approved the reinstatement of its quarterly dividend program.  The Board of Directors declared a quarterly dividend of $0.12 per share, payable on February 17, 2022, to all common shareholders of record as of the close of business on February 3, 2022.

The Company signed two new leases during the fourth quarter of fiscal year 2021 for new restaurants in Lakewood Ranch, Florida and Reston, Virginia, which are scheduled to open in 2023.

The information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit Index

Exhibit Number	Description
99.1	Investor Update – January 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RUTH’S HOSPITALITY GROUP, INC.

Date: January 10, 2022	By:	/s/ Kristy Chipman
Kristy Chipman
Executive Vice President, Chief Financial Officer, Principal Accounting Officer and Chief Operating Officer